Exhibit 10.1

Exhibit A

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of November 15, 2022 (this “Agreement”), by and among OceanTech Acquisitions I Corp., a Delaware corporation (the “Purchaser”), Majic Wheels Corp, a Wyoming corporation (the “Company”), and each of the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Stockholder” and, collectively, the “Company Stockholders”).

WHEREAS, simultaneously herewith, the Purchaser, OceanTech Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), OceanTech Merger Sub 2, LLC, a Wyoming limited liability company and wholly owned subsidiary of the Purchaser (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), OceanTech Acquisitions I Sponsors LLC, a Delaware limited liability company (“Sponsor” or, in the capacity as the Purchaser Representative under the Merger Agreement (as defined below), “Purchaser Representative”), in the capacity as the Purchaser Representative under the Merger Agreement (as defined below), and Jeffrey H. Coats, an individual, in the capacity as the Company Representative under the Merger Agreement (as defined below), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), a copy of which has been made available to each Company Stockholder, pursuant to which the parties thereto intend to effect the merger of Merger Sub 1 with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of the Purchaser (the “First Merger”), and immediately following the First Merger, the merger of the Company with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, as of the date hereof, each Company Stockholder owns of record the number of equity securities of the Company as set forth opposite such Company Stockholder’s name on Exhibit A hereto (all such securities and any underlying securities of the Company of which ownership of record or the power to vote is hereafter acquired by the Company Stockholders prior to the termination of this Agreement being referred to herein as the “Securities”); and

WHEREAS, in order to induce the Purchaser, Merger Subs, and the Company to enter into the Merger Agreement, the Company Stockholders are executing and delivering this Agreement to the Purchaser and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Company Stockholders (severally and not jointly), the Purchaser and the Company hereby agrees as follows:

1. Agreement to Vote. Each Company Stockholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees (and agrees to execute such documents and certificates evidencing such agreement as the Purchaser may reasonably request in connection therewith), if (and only if) the Approval Condition (as defined below) shall have been satisfied, to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such Company Stockholder’s Securities (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company, (c) in favor of the approval and adoption of the Incentive Plan (as defined in the Merger Agreement), (d) in favor of the approval and adoption of the Restricted Stock Unit Agreement (as defined in the Merger Agreement), and (e) against (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Company and any and all other (x) proposals that could reasonably be expected to in any material respect delay or impair the ability of the Company to consummate the Merger Agreement or any of the transactions contemplated by the Merger Agreement, or (y) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents, and (B) any and all other action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. Each Company Stockholder acknowledges receipt and review of a copy of the Merger Agreement. For purposes of this Agreement, “Approval Condition” shall mean that the Merger Agreement shall not have been amended or modified to change the Merger Consideration payable under the Merger Agreement to the Company Stockholders.

2. Transfer of Securities.

(a)            Except as may be required by or permitted in the Merger Agreement, each Company Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, offer to sell, pledge, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Stockholder from performing its obligations hereunder;

(b)            Each Company Stockholder agrees, with respect to all Securities, except as contemplated by the Merger Agreement or the Ancillary Documents, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Purchaser capital stock in connection with any vote or other action with respect to the transactions contemplated by the Merger Agreement, other than to recommend that the stockholders of the Company vote in favor of adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement; and

(c)            Each Company Stockholder agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger Agreement and the Ancillary Documents, including pursuant to the Wyoming Business Corporation Act (the “WBCA”) and Wyoming Limited Liability Company Act (the “WLLCA”).

3. Representations and Warranties. Each Company Stockholder, severally and not jointly, represents and warrants for and on behalf of itself to the Purchaser as follows:

(a)            The execution, delivery and performance by such Company Stockholder of this Agreement and the consummation by such Company Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or other Order applicable to such Company Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the Merger Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or such Company Stockholder), or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Stockholder’s Organizational Documents.

(b)            Such Company Stockholder owns of record and has good, valid and marketable title to the Securities set forth opposite the Company Stockholder’s name on Exhibit A hereto, and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Stockholder does not own, directly or indirectly, any other Securities.

(c)            Such Company Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by such Company Stockholder. The Company Stockholder understands and acknowledges that the Purchaser is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Company Stockholder.

4. Termination. This Agreement and the obligations of each Company Stockholder under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the mutual agreement of the Purchaser and the Company. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

5. Miscellaneous. (a) Except as otherwise provided herein, in the Merger Agreement or in any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated. (b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(b)):

If to Purchaser, to:

OceanTech Acquisitions I Corp.

515 Madison Avenue, 8th Floor Suite 8133

New York, New York 10022

Attn: Joseph Adir

Telephone No.: _____________________

E-mail: ja@oceantechspac.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Andy Tucker

Telephone: (202) 689-2987

E-mail: andy.tucker@nelsonmullins.com

If to the Company, to:

Majic Wheels Corp.

2401 Fountain View Drive Suite 312

Houston, TX 77057

Attn: Sathyanandham Anguswami

E-mail: sathya@majiccorp.co

with a copy to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas

New York, New York 10109

Attn: Rajiv Khanna
Telephone No.: (212) 318-3168

E-mail: rajiv.khanna@nortonrosefulbright.com

If to a Company Stockholder, to the address set forth for such Company Stockholder on the signature page hereof.

(c)            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)            This Agreement, the Merger Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(e)            This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Stockholder shall be liable for the breach of this Agreement by any other Company Stockholder.

(f)            All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(g)            This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Wyoming applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (each an “Action”, and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Wyoming. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Wyoming for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)            This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)            Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)            This Agreement shall not be effective or binding upon any Company Stockholder until such time as the Merger Agreement is executed by each of the parties thereto.

(k)            If, and as often as, there are any changes in the Company or the Company Stockholder’s Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Stockholder and its Securities as so changed.

(l)            Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver, and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph(l).

(m)            This Agreement may be amended or modified only with the written consent of each party to this Agreement. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(n)            No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section 5(n) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and permitted assigns.

(o)            Each party to this Agreement will pay its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

(p)            Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 5(p).

(q)            The headings and subheadings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OCEANTECH ACQUISITIONS I CORP.

By:	/s/ Joseph Adir
Name: Joseph Adir
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MAJIC WHEELS CORP.

By:	/s/ Jeffrey H. Coats
Name: Jeffrey H. Coats
Title: Executive Chairman

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY STOCKHOLDERS:

/s/ David Chong Shaw Cheng
David Chong Shaw Cheng

/s/ Kottarapattil Asok Don
Kottarapattil Asok Don

Maps Investments FZ LLC

/s/ James Paul
Name: James Paul
Title: Director

/s/ Subramanyeswara Sarma Vempati
Subramanyeswara Sarma Vempati

/s/ Sathyanandham Anguswami
Sathyanandham Anguswami

[Signature Page to Voting Agreement]

EXHIBIT A

THE COMPANY STOCKHOLDERS

					Shareholding % (for each type of Security)		Voting Shareholding
No.	Shareholder Name	Common	Preferred A	Preferred B	Equity	Preferred B	Fully Converted	% Holding
1	David Chong Shaw Cheng	1,498,000,000	500,000	-	38.6221%	0.0000%	6,498,000,000	25.7376%
2	Kottarapattil Asok Don	-		775,757	0.0000%	23.6967%	3,878,785,000	15.3633%
3	Maps Investments FZ LLC			719,914	0.0000%	21.9909%	3,599,570,000	14.2574%
4	Subramanyeswara Sarma Vempati	95,900,577		431,405	2.4726%	13.1779%	2,252,925,577	8.9235%
5	Sathyanandham Anguswami	-		429,250	0.0000%	13.1121%	2,146,250,000	8.5010%